As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-182596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA NETWORK ALLIANCE VENTURES INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	45-1649826
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

11801 Pierce St., 2nd Floor Riverside, California 92505 (888) 770-5084

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eleazar Rivera
President
Alpha Network Alliance Ventures Inc.
11801 Pierce St., 2nd Floor,
Riverside, California 92505
(888) 770-5084
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.0001 per share	25,000,000	(2)	$0.15	(2)	$3,750,000	$429.75
Common Stock, par value $0.0001 per share	100,500	(3)	$0.15	(4)	$15,075	$1.73
TOTAL	25,100,500		$0.15		$3,765,075	$431.48

____________________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 100,500 shares of common stock, $0.0001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $0.15 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 5, 2012

ALPHA NETWORK ALLIANCE VENTURES INC.

25,000,000 OF COMMON STOCK OFFERED BY ALPHA NETWORK ALLIANCE VENTURES INC.

100,500 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 25,000,000 of our common stock, and (ii) the resale by certain selling stockholders of Alpha Network Alliance Ventures Inc. of up to 100,500 shares of common stock held by selling stockholders of Alpha Network Alliance Ventures Inc.  No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 25,000,000 shares of common stock at a fixed price of $0.15 per share for the duration of the offering.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares.  This Prospectus will permit our President, Mr. Eleazar Rivera to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. Mr. Rivera will sell the shares and intends to offer them to friends, family members and business acquaintances. Mr. Rivera will not sell any of his respective shares until the Company sells all of the 25,000,000 shares in its offering.  In offering the securities on our behalf, Mr. Rivera will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.15 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.15 per share, for the duration of the offering, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The net proceeds to be received by the selling stockholders is $15,075, assuming that the selling shareholders sell all 100,500 shares they are collectively offering.

Any funds that we raise from our offering of 25,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 25,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 9 of this prospectus.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until _________ ___, 2012 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, “Alpha Network” or “Alpha Network Alliance Ventures Inc.” refer to Alpha Network Alliance Ventures Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Alpha Network Alliance Ventures Inc. is a development stage company. We were incorporated under the laws of the state of Delaware on August 12, 2010, and are engaged in the development of a social networking website, www.kababayanko.com, for overseas workers from the Philippines and others who share or are interested in their lifestyle. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide overseas workers from the Philippines with a platform to share their overseas working and living experiences, and interact with a community of Filipino overseas workers from around the world.

Our business offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. Our telephone number is (888) 770-5084. We have a website located at www.kababayanko.com; however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

From our inception on August 12, 2010, until December 28, 2011, we were a “blank check” company under the securities laws, meaning that our sole business plan was to merge with or be acquired by an operating business. On December 28, 2011, we merged with Alpha Network Alliance Ventures Inc., effecting the acquisition of our current business and changed our name from “Daedalus Ventures, Inc.” to “Alpha Network Alliance Ventures Inc. Since March 2011 we have been developing our social networking website for overseas workers from the Philippines, www.kababayanko.com. Our website is currently in the development stage. We expect our website to be ready for public launch within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.

Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$0.15	Not Applicable	$375,000	$1,875,000	$3,750,000

Totals	$0.15	Not Applicable	$375,000	$1,875,000	$3,750,000

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.15 per share, for the duration of the offering, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The net proceeds to be received by the selling stockholders is $15,075, assuming that the selling shareholders sell all 100,500 shares they are collectively offering.

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There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

We have one executive officer, Mr. Eleazar Rivera, who also serves as our sole director. We are a development stage company that has generated no revenues and has had limited operations to date. From August 12, 2010 (date of inception) to June 30, 2012 we have incurred accumulated net losses of 211,185. As of June 30, 2012 we had $431,317 in current assets and current liabilities of $621,813. We have sold and issued an aggregate of 106,490,500 shares of our common stock since our inception through the date of this Prospectus. 74,473,000 (or 69.9%) of the 106,490,500 shares are held by our sole officer and director, Eleazar Rivera. 31,917,000 (or 29.9%) of the 106,490,500 shares are held by Neil Edwards.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2011. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 25,000,000 of our common stock. The selling stockholders are hereby offering up to 100,500 shares of our common stock.

Offering price:

The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	106,490,500

Shares outstanding after offering:	131,490,500

Market for the common shares:

There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 25,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, further development of our website, administration expenses, and marketing and advertising.  See “Use of Proceeds” on page 20 for more information on the use of proceeds.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 100,500 shares of common stock under this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended December 31, 2011, and our unaudited financial statements for the fiscal year ended June 30, 2012.  Our working capital as at June 30, 2012 was $8,486.

December 31, 2011 ($)

Financial Summary
Cash and Deposits	22,215
Total Assets	457,386
Total Liabilities	618,313
Total Stockholder’s Equity (Deficit)	(160,928)

Accumulated from August 12, 2010 (Inception) to December 31, 2011 ($)

Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	(171,567)
Net Loss for the Period	(171,567)

June 30, 2012 ($)

Financial Summary (Unaudited)
Cash and Deposits	8,486
Total Assets	431,317
Total Liabilities	621,813
Total Stockholder’s Equity (Deficit)	(190,496)

Accumulated from August 12, 2010 (Inception) to June 30, 2011 ($)

Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	(211,186)
Net Loss for the Period	(211,186)

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2011 and 2010 were prepared assuming that we will continue our operations as a going concern. We were incorporated on August 12, 2010 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 25,000,000 shares of our common stock at $0.15 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $211,185 from our inception on August 12, 2010 to June 30, 2012 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2013. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

If we are able to raise only minimal funds through this offering, we will not be able to carry out our business and you could lose your entire investment.

Our management has decided that if we cannot sell at least 250,000 shares in this offering, we will not be able to implement any part of our business plan and will have to focus only on maintaining our reporting status with the SEC and the state of Delaware , and you may lose all or some of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on August 12, 2010. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our social networking website, www.kababayanko.com. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

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We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our sole officer and director, who will be responsible for marketing our website to potential users, have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Further, we have budgeted only $500 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

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Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche social networking websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful websites operated by proven companies that offer niche social networking, such as we do, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche social networking websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of our sole officer and director or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

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Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

We are dependent on our sole officer and director, without whose services company business operations could cease.

At this time, Eleazar Rivera, our sole officer and director, is wholly responsible for the development and execution of our business plan. Our sole officer and director is under no contractual obligation to remain employed by us, although he has no present intention to leave. If our sole officer and director should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

9

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 25,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 25,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds.  As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

10

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 8,000,000,000 shares of common stock.  As of the date of this prospectus, the Company had 106,490,500 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 7,893,509,500 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus , our sole officer and director beneficially owned 74,473,000 shares of our common stock in the aggregate, or 69.9% of our issued and outstanding shares of common stock. Additionally, one stockholder, Neil Edwards, hold 31,917,000 shares of our common stock in the aggregate, or 29.9% of our issued and outstanding shares of common stock. As a result, our sole officer and director alone, or in a combined vote with Mr. Edwards, will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole officer and director, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Eleazar Rivera, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

11

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of Alpha Network Alliance Ventures Inc.

We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

12

For purposes of Delaware law, an “interested stockholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Alpha Network Alliance Ventures Inc. from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

13

USE OF PROCEEDS

Our public offering of 25,000,000 is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 25,000,000 shares offered at a public offering price of $0.15 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $16,899 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $3,750,000 as anticipated.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds from this offering	($)937,500	( $)1,875,000	($)2,812,500	($)3,750,000

Product Development
OCW (Overseas Contract Workers) Social Networking Site	75,000	150,000	225,000	300,000
Global Karaoke Social Networking Sites	75,000	150,000	225,000	300,000
EBID services	50,000	100,000	150,000	200,000
PC/MAC and Mobile VOIP Provider (All Mobiles Systems)	100,000	200,000	300,000	400,000
Global Social Market Place Platform	25,000	50,000	75,000	100,000
Healthy Aging Social Channel	75,000	150,000	225,000	300,000
Web/graphic design	60,000	120,000	180,000	240,000
Equipment/servers	35,000	70,000	105,000	140,000
VoIP connectivity fees	25,000	50,000	75,000	100,000
Sales/marketing Assistant	75,000	150,000	225,000	300,000
Marketing & Company collateral	125,000	250,000	375,000	500,000
Media Advertising	50,000	100,000	150,000	200,000
Office Lease	20,000	40,000	60,000	80,000
Office Equipment	15,000	30,000	45,000	60,000
Offices Expenses	42,500	85,000	127,500	170,000
Telephone	7,500	15,000	22,500	30,000
Miscellaneous/contingency	37,500	75,000	112,500	150,000
Legal and Accounting	37,500	75,000	112,500	150,000
Transfer Agent	1,500	2,000	2,500	3,000
Contingency	6,000	13,000	20,000	27,000
TOTALS	$937,500	$1,875,000	$2,812,500	$3,750,000

The above figures represent only estimated costs.  All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 25,000,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from our offering of $3,750,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

14

DETERMINATION OF THE OFFERING PRICE

The offering price of the 25,000,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.  We will not receive any of the proceeds from the sale of the 100,500 common shares being offered for sale by the selling stockholders, which 100,500 shares of our common stock may be offered and sold from time to time by the selling stockholders.  The selling shareholders will sell our shares at $0.15 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 9 selling stockholders consist 100,500 of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 106,490,500 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete

Cecile Edwards	2,000	2,000	-0-	0%
Jelly Tomboc	5,000	5,000	-0-	0%
Jeffrey Jones	20,000	20,000	-0-	0%
Teresa Edwards	2,000	2,000	-0-	0%
Erik Edwards	5,000	5,000	-0-	0%
Stacey E. Jones	42,000	42,000	-0-	0%
Kira Jones	2,500	2,500	-0-	0%
Jalores Edwards	17,000	17,000	-0-	0%
Darrell De Vore	5,000	5,000	-0-	0%
TOTALS	100,500	100,500	-0-	0%

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

15

DILUTION

The price of our offering our offering of 25,000,000 shares is fixed at $0.15 per share. This price is significantly higher than the average approximately $0.10 price per share paid by the selling stockholders for the 100,500 shares of common stock they are reselling.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2012, the net tangible book value of our shares of common stock was $(190,496) or $(0.001) per share based upon 106,490,500 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.15
Net tangible book value per share before offering	$(0.001)
Potential gain to existing shareholders	$3,750,000
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.02
Capital contributions	$3,139
Number of shares outstanding before the offering	106,490,500
Number of shares after offering held by existing stockholders	106,490,500
Percentage of ownership after offering	80.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.15
Dilution per share	$0.12
Capital contributions	$3,750,000
Percentage of capital contributions	99.9%
Number of shares after offering held by public investors	25,000,000
Percentage of ownership after offering	19.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.15
Dilution per share	$0.13
Capital contributions	$2,812,500
Percentage of capital contributions	99.8%
Number of shares after offering held by public investors	18,750,000
Percentage of ownership after offering	14.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.15
Dilution per share	$0.13
Capital contributions	$1,875,000
Percentage of capital contributions	99.8%
Number of shares after offering held by public investors	12,500,000
Percentage of ownership after offering	9.5%

16

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.15
Dilution per share	$0.13
Capital contributions	$937,500
Percentage of capital contributions	99.6%
Number of shares after offering held by public investors	6,250,000
Percentage of ownership after offering	4.5%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 25,000,000 Shares of Common Stock

Alpha Network Alliance Ventures Inc. has 106,490,500 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 25,000,000 shares of its common stock for sale at the price of $0.15 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Eleazar Rivera will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Rivera is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Mr. Rivera will sell the 25,000,000 shares of its common stock and intends to offer them to friends, family members and business acquaintances. Mr. Rivera will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Rivera is not, nor has been, within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Mr. Rivera will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. .Mr. Rivera will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Alpha Network Alliance Ventures Inc. will receive all proceeds from the sale of the 25,000,000 shares being offered. The price per share is fixed at $0.15 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.15 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Alpha Network Alliance Ventures Inc. has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

17

Alpha Network Alliance Ventures Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

The Company expects to pay Eleazar Rivera, our sole officer and director, $5,000 per month to Mr. Rivera at such time as the Company sells at least 25% of the shares of its offering, $10,000 per month at such time as the Company sells at least 50% of the shares of its offering, $15,000 per month as such as the Company sells at least 75% of the shares of its offering, and $20,000 per month at such time as the Company sells 100% of the shares of its offering.

Plan of Distribution for the Offering of 100,500 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities.   After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.   Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $0.15 per common share.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• privately negotiated transactions;

• market sales (both long and short to the extent permitted under the federal securities laws);

• at the market to or through market makers or into an existing market for the shares;

• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

• a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $0.15   After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.   Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.   The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 8,000,000,000 shares of common stock, no par value per share, of which 106,490,500 shares are issued and outstanding as of the date of hereof, and (ii) 200,000,000 shares of “blank check” preferred stock, no par value per share, of which no shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 106,490,500 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 2,000,000,000 shares of our preferred stock.  As of the date hereof, the Company had no shares of its preferred stock issued or outstanding.   Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

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Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

On June 20, 2012, we entered into a Supplemental Subscription Agreement with each of the 9 stockholders selling stockholders reselling an aggregate of 100,500 shares of common stock under this prospectus, and under each such Supplemental Subscription Agreement the Company agreed to register each selling stockholder’s shares of common stock under the Registration Statement under Securities and Exchange Commission Form S-1 of which this prospectus forms a part.

Transfer Agent and Registrar

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Indemnification and Limited Liability Provisions

We have authority under the General Corporation Law of the State of Delaware to indemnify our directors and officers to the extent provided in that statute. Our Articles of Incorporation and our Bylaws require the company to indemnify each of our directors and officers against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the company. We intend to enter into indemnification agreements with each of our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Management believes that such indemnification provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion or the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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DESCRIPTION OF BUSINESS

OUR BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

Alpha Network Alliance Ventures Inc. was incorporated on August 12, 2010, as a vehicle to acquire or otherwise effect a business combination transaction, such as a merger, share exchange or acquisition, with another company or business seeking to be a “reporting issuer” under the Securities Exchange Act of 1934, as amended . On December 28, 2011, we merged with Alpha Network Alliance Ventures Inc., effecting the acquisition of our current business and changed our name from “Daedalus Ventures, Inc.” to “Alpha Network Alliance Ventures Inc.

On March 28, 2011, William Tay, then our sole officer, director and stockholder, entered into a Stock Purchase Agreement with , a Delaware corporation, which was a private company which would in the future merge with us. Under the Stock Purchase Agreement, Mr. Tay offered and sold 31,390,000 (then all the issued and outstanding) shares of common stock of the Company to the Alpha Network Alliance Ventures Inc., which was then controlled by Eleazar Rivera, our current sole officer and director, and majority stockholder, and Neil Edwards, a current holder of approximately 29.9% of our shares of common stock.

Under the terms and conditions of that certain Agreement and Plan of Merger, dated June 1, 2011, by and between the Company (then named “Daedalus Ventures, Inc.”) and Alpha Network Alliance Ventures Inc., a Delaware corporation, the Company sold 75,000,000 shares of common stock of the Company in consideration for all the issued and outstanding shares of Alpha Network Alliance Ventures Inc.  The merger was not consummated until, December 28, 2011, when a Certificate of Merger was filed with the Secretary of State of the State of Delaware, effecting the acquisition of our current business and changed our name from “Daedalus Ventures, Inc.” to “Alpha Network Alliance Ventures Inc.  The effect of the merger and the private stock transaction between William Tay and Eleazar Rivera was that the stockholders of Alpha Network Alliance Ventures Inc. held 100% of the issued and outstanding shares of common stock of the Company at the time of merger, with Eleazar. Rivera maintaining control of the business.

We are a development stage company and currently have no revenues or significant assets.

Since March 2011, we have been developing our social networking website for overseas workers from the Philippines, www.kababayanko.com. We publicly launched our website in May 2012 within 6 months following successful completion of this Offering, provided that we have correctly estimated the funds required to execute our business plan. If we are successful in completing and launching our website, we anticipate that we will generate nominal revenues within 4 to 6 months following the website launch.

On June 1, 2011, Alpha Network Alliance Ventures Inc., a Delaware corporation, which was a private company which merged with us on December 29, 2011, entered into two Stockholder Loan Agreements with Eleazar Rivera, our sole officer and director, and majority stockholder. Under the first Stockholder Loan Agreement, Mr. Rivera loaned such company $275,175 for a term of one (1) year at no interest. Upon default of repayment, however, interest accrues at 6% per annum.. Under the second Stockholder Loan Agreement, Mr. Rivera loaned Alpha Network Alliance Ventures Inc $300,000 for a term of one (1) year at no interest. Upon default of repayment, however, interest accrues at 6% per annum. Therefore, as a result of our merger with Alpha Network Alliance Ventures Inc, we have an obligation to repay the debt held by Mr. Rivera under the Stockholder Loan Agreements. None of the prospective $3,750,000 of offering proceeds from the 25,000,000 shares of common stock we are offering will be used to repay Mr. Rivera any of these loans.

OVERVIEW

We operate a social networking website that focuses on building online communities of overseas workers from the Philippines. Our website, www.kababayanko.com, enables overseas workers from the Philippines and others who share or are interested in their lifestyle to chat, post pictures and videos, share experiences and make voice calls. Our website, www.kababayanko.com, is accessible, was publicly launched in May 2012, has approximately 100 members and approximately 13,700 “likes” on Facebook. kababayanko.com is enabled to allow members and visitors to select a display our website in Tagalog, Cebuano, Ilocano and other languages of the Philippines, English, Chinese and other languages.

We plan to generate revenues through the sale of our premium package services, which allows members of other popular social networking sites such as Facebook, Twitter and LinkedIn, to join our website with their current username without the need to register as new members on our website, at a cost of $9.99 per month and (ii) advertising space on our website.

We plan to focus our efforts on driving visitors to our website by promoting our website with Google Adwords and making our website more accessible to visitors from other social networks such as Facebook and Twitter and by adding language translations to foreign visitors. We will also attempt to generate revenues by negotiating agreements with third-party merchants to display their goods on our site and pay us a commission if our visitors purchase their products. We have identified some merchants who currently offer their products through our online store, but plan to identify and enter into selling arrangements more merchants, though there can be no assurance that we will be able to once we reach this stage in our business development.

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Provided we raise sufficient proceeds from the offering, although there can be no assurance at the present time, we expect to start generating revenues within 4 to 6 months following launch.

We are in the early stage of our business plan. We currently have no revenues and few premium members of our website. Our activities to date have been limited to organizational matters, development of our business plan, development of our website, and efforts related to becoming a publicly traded company.

Our offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505.

SOCIAL NETWORKING WEBSITES, GENERALLY

Social networking websites provide internet users with services that allow them to form, join, or participate in online communities and to communicate with others regarding common interests and pursuits. Social networking websites have experienced increasing popularity in the last decade, and many sites have grown into broad networks encompassing tens of millions of users. Our management believes that the popularity of general interest social networking sites, such as Facebook, has opened the door for more specialized and exclusive services that cater to special interest groups.

OUR WEBSITE

We have acquired web hosting space for our website at the cost of approximately $500 per month. Our website, at www.kababayanko.com is accessible and fully operational. To date our website has the following functions and services:

•	Member Profiles: Subscribers can customize their profile pages with their own design, using profile applications, and may choose to make their profile public or private to other subscribers;

•	Photos and Videos: Subscribers can upload and share photos and videos;

•	Voice Calling: Subscribers can place voice calls, using our VOIP platform, to other persons;

•	Chat and Discussion Forum: Subscribers can chat in real-time with other subscribers and single or multi-threaded discussion forum with categories, photos and attachments; and

•	Karaoke services, competitions and challenges: These karaoke features can be linked to Youtube.

We have developed our own voice calling and karaoke modules and platforms through the use of independent contractor software programmers, which became operational for our members in August 2012. A have a connection from the data center from our website, www. kababayanko.com to the main data center of our telecom data center.

EBID SERVICES

Our EBID services allow our members to open their own online stores on our website where they can sell items, receive payments, and manage the appearance of their store fronts, as they appear on our website.

We operate our EBID services by allowing our members to list items for sale to be purchased immediately, for sale to this highest bidder, or both. We plan to generate revenues through this service by charging sellers who use it a 10% sales commission for each item sold. Our members who use our EBID services can enter a length (in days) to list an item for sale, upload photos, categorize, set a price for immediate purchase (and bidding reserve), enter item location, provide a description, and purchase listing enhancements like bold, italic, highlighted, and/or pay to feature their listing. The item will be active until the time expires or until the quantity is sold, whichever comes first. While the item is being offered for sale, other site prospective purchasers will be able to either bid on the item or immediately purchase the item. After a purchaser has decided to purchase an item(s) with by way of bid, or when they are checking out by way of immediate purchase, our EBID services will ask the purchaser of the item for shipping information, any item configuration options, and direct to pay the seller. Payments are made by the purchase of the item through a gateway on our website. Once a purchaser has made payment, we charge the seller a 10% sales commission which we retain, and 90% of the sales price is directed to the seller.

We have never declared bankruptcy, never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Neither the Company, nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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REVENUE MODEL

PREMIUM PACKAGE SERVICES

Visitors to our website are able review posts and search general sections of the website for free. However, members will be charged $9.99, per month if they would like to use our premium package services, which includes advertising, selling goods and services on our market place, VOIP calling and, in approximately August 2012, karaoke features. The extra features available to subscribers of our premium package services will include the ability to start a personal blog on our website, for example.

ADVERTISEMENT SPACE

One of the major benefits of advertising on a social networking site is that advertisers can take advantage of the users’ demographic information and target their ads appropriately. We intend to sell advertisement space to companies who are interested in targeting our subscribers. We anticipate that interested advertisers will include (i) money remittance agencies targeting overseas Filipino workers, (ii) real estate agencies in the Philippines targeting overseas Filipino workers who intend to purchase real estate upon their return to the Philippines, (iii) merchants in the Philippines targeting overseas Filipino workers who purchase gifts for delivery to their families in the Philippines, (iv) employers recruiting Filipinos to work outside of the Philippines, and (v) suppliers of lifestyle products and services catering to our target market. We intend to sell advertising space on our website, through Connection Juncture at a rate of $0.15 per click of an ad appearing on the website. Advertisements will appear on all of our web pages in a vertically oriented sidebar or in banners across the webpage.

Additionally, we intend in the future to participate in the Google AdSense service. Google AdSense is a free service, which displays text-only ads that correspond to the keywords of the content of the page on which the ad is shown. Each time a user of a host website clicks on an AdSense advertisement, Google provides a flat fee to the operators of that website on behalf of the applicable advertiser. We were experimenting with the integration of “dummy” advertisements by Google with our social network website, and we have since removed these advertisements. We have not yet applied to Google AdSense program but do intend to do so once our website has been publicly launched. We did not generate any AdSense related income and since Google pays a different fee rate according to the niche your website occupies, we do not yet know what this fee will be.

SALE OF THIRD-PARTY GOODS

We plan to offer our members a marketplace service to sell goods, such as, clothes, handbags and fashion accessories. We will display on our website ads to items that are available for purchase, these ads will be linked to the merchant’s store, once a member of our site clicks on it he will be redirected to the merchant’s store to complete the purchase, once the sale is completed we will be paid a commission by the merchant. We have not yet identified potential merchants, with the exception of several selling handbags and clothing.

COMPETITION AND COMPETITIVE STRATEGY

The social networking website industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition is generally a function of the website’s brand strength and the success of its marketing strategies, its user capacity and reliability, and its ability to accommodate and integrate evolving technology and features (such as smart-phone or Twitter compatibility, for example). Additionally, with regard to the online retail component of our business, competition is generally a function of the assortment and continuity of merchandise selection offered, reliable order fulfillment and delivery, and the level of brand support for products offered.

We will be required to compete with a large number of niche social networking and merchandising websites, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products and services similar to (and competitive with) our products and services. Specifically, we compete with the major niche social networking websites such as Facebook and Twitter. We also compete with several smaller niche social websites brands such as sosyalan.com, risingstars.ph and greatpinoy.com. We believe that we are currently one of the smallest in the industry, as we currently have only a nominal web presence and no revenues from our business operations.

Management believes we can offset any such competitive disadvantages by being a price leader in the marketplace, first by offering free access to our website, and thereafter by offering more competitively priced premium package services. Initially, general subscriptions to our site will be free and premium package subscriptions will be only approximately $9.99 per month. We will also seek to differentiate ourselves by providing our subscribers with more attractive social network features, such as tools for subscribers to easily communicate with each other.

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MARKETING & SALES STRATEGY

The use of Internet is continuing to evolve as a global platform for doing business. Our major focus in the first year will be to use Google Adwords program in order to drive traffic to our own website. We plan to take advantage of the well established Google Adwords marketing program which places online ads on the search result pages of Internet users. Google uses an advertising methodology referred to as cost-per-click (“CPC”) in its Adwords program. Using this strategy will allow us to design our own ads, and to select target locations such as a city or state and use keywords in our ads. A keyword is a word that is used by an Internet user who is performing an online search to find out information on a specific topic.

Our primary target market is focused on Internet users who already participate in social networking websites. With CPC advertising, we only pay for the number of actual clicks on our advertisement. Each time someone clicks on our Google ad they will be redirected to our web site. A CPC-based advertising strategy is cost effective because an advertiser only pays for the leads they receive. The CPC marketing campaign is an integral part of our long term strategy. Our marketing campaign will monitor daily statistics and track favorite topics in order to quickly get in synch with our Internet audience. This is a significant part of our branding strategy.

ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google Adwords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google Adwords program will allow us to customize the text of our advertisements, the frequency of each advertisement’s appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

We currently do not have the ability to advertise on mobile devices because we do not have a software application (or “app”) for mobile devices. The fact that we do not have a software application able to support advertising on mobile devices will likely mean that we will have less advertising revenue that if we have had such a software application. We have planned for the development of such an application in the first three line items of our Use of Proceeds table on page 15. The first three line items are: OCW (Overseas Contract Workers) Social Networking Site, Global Karaoke Social Networking Sites and EBID services , and much of the software code which needs to be developed for those three line items is the same software code we need for a software application which supports advertising on mobile devices. We expect the total development cost to be approximately $300,000. There can be no assurance that we will raise the approximately $300,000 required to develop a software application which supports advertising on mobile devices.

EMAIL ADVERTISING CAMPAIGN

We anticipate that an information style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in using our services. In this regard, we are considering acquiring email lists, which may be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

We have budgeted a minimum of $10,000 and a maximum of $20,000 for advertising, marketing and sales during the 12 months following completion of this Offering. We intend to hire a marketing manager to be responsible for managing all of our marketing and sales activities.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We will be developing our own website, and the distribution of our website services will be over the Internet. We intend to engage the services of independent contractors in relation to web design and programming as we may require. We believe there are no constraints on the sources or availability of products, supplies, or suppliers related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our website will be available to the general public over the Internet. Initially, general subscriptions will be free, and premium package subscriptions will be approximately $9.99 per month. As our subscription fees will be priced for mass market consumption, we do not anticipate dependence on one or a few major customers for the foreseeable future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect its contents by registering for appropriate copyright and trademark protection where our management deems such registration necessary or beneficial. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others and which may constrain our business plan, nor have we received independent opinions of counsel on such matters. Beyond our trade name, we do not hold any other intellectual property rights.

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COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Eleazar Rivera, our sole officer and director, is our only employee, and he currently works full time on Company matters.

FACILITIES

We currently do not rent any real property or offices. Our current business address is 11801 Pierce St., 2nd Floor, Riverside, California 92505. We have no office space at such address, but receive mail and deliveries at such address.

Eleazar Rivera, sole officer and director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. We believe this space is sufficient for our current purposes and will be sufficient until we raise financing and hire our software contractor. The Company intends to lease its own offices at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

We own real property located at 6233 Longmeadow St., Riverside, California 92505. The property consists of a 1,627, 3-bedroom family home located on a 3483 square-foot lot.

REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 11801 Pierce St., 2nd Floor, Riverside, California 92505 and our telephone number is (888) 770-5084.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD OR OTHER US TRADING EXCHANGE

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We do not currently have a Transfer Agent but we are in the process of retaining one.

HOLDERS

As of the date of this prospectus, the Company had 106,490,500 shares of our common stock issued and outstanding held by 11 holders of record.

The selling stockholders are offering hereby up to 100,500 shares of common stock at fixed price of $0.15 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

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All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation which operates a social networking website and have not yet generated or realized any revenues from our business.

The Company believes it can satisfy its cash requirements through the fiscal year end of December 31, 2012, from its cash of $8,486. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of June 30, 2012, we had a working capital deficit of $(190,496).

Results of Operations

Three-Month Periods Ended June 30, 2012 and March 31, 2012, and for the period from August 12, 2010 (Inception) through June 30, 2012.

We recorded no revenues for the three months ended June 30, 2012 and the three months ended March 31, 2012. From the period of August 12, 2012 (inception) to June 30, 2012, we recorded no revenues. Any future revenue generation is dependent on the successful execution of our plan of operation.

During the three months ended June 30, 2012, we incurred total operating expenses and losses of $28,864 consisting of $28,487 of general and administrative expenses and $377 of marketing expenses. By contrast, during the three months ended June 30, 2011, we incurred total operating expenses and losses of $39,637 consisting of $39,491 of general and administrative expenses and $146 of marketing expenses.

For the six months ended June 30, 2012, we incurred total operating expenses and losses of $39,619, consisting of consisting of $36,552 of general and administrative expenses and marketing expenses of $3,067. By contrast, for the six months ended June 30, 2012, we incurred total operating expenses and losses of $57,359, consisting of consisting of $56,739 of general and administrative expenses and marketing expenses of $620.

From the period of August 12, 2010 (inception) to June 30, 2012, we incurred operating expenses of $211,186, and a net loss before income taxes of $211,186.

For the fiscal year ended December 31, 2011

Since our inception, we have not generated any revenues. As reflected in the accompanying financial statements, we had negative working capital of $22,215 at December 31, 2011, a deficit accumulated during the development stage of $171,567 at December 31, 2011, and a net loss from operations of $171,567 for the year then ended.

For the fiscal year ended December 31, 2011, the Company had a net loss of $171,567, comprised of legal, accounting and other fees incurred in relation to the filing of the Company’s Registration Statement on Form 10 filed in December 2010 and other SEC-related compliance matters.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $3,750,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

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Liquidity and Capital Resources

At June 30, 2012, we had a cash balance of $8,486. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond December 31, 2012 . We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ACS 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

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Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Eleazar Rivera	39	President, Secretary, and Treasurer

Eleazar Rivera, President, Secretary, Treasurer and Director, Age 39

Eleazar Rivera, has served as our President, Secretary, Treasurer and Director since March 28, 2011. From 2007 to the present, Mr. Rivera has devoted most of his time managing his own investments in residential real estate investments as well as income producing businesses like Network Marketing, Social Networking Media and Information Technologies. From 1989 to 1991 Mr. Rivera attended Oriental Technology Institute, in Manila, Philippines, where he completed a Graduate Vocational Electronics Technology course. From 1991 to 1992, Mr. Rivera attended San Pablo Colleges, San Pablo City, Philippines, where he studied Business Administration and majored in Accountancy. From 1992 to 1993, Mr. Rivera attended System Technology Institute, San Pablo City, Philippines, where he studied computer programming. Mr. Rivera’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his education in electronics, accountancy and computer programming led to our conclusion that Mr. Rivera should be serving as a member of our Board of Directors in light of our business and structure.

Mr. Rivera is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Our directors are elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

30

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)
Eleazar Rivera (1)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
William Tay (2)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

______________

(1) Appointed President, Secretary, Treasurer, and Director on March 29, 2011.

(2) Appointed President, Secretary, Treasurer, and Director on August 10, 2010, and resigned from such positions on March 29, 2011.

We currently do not pay any compensation to any directors for serving on our board of directors.

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STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2011:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Eleazar Rivera (1)	0	0	0	0	0	0	0
William Tay (2)	0	0	0	0	0	0	0

(1) Appointed President, Secretary, Treasurer, and Director on March 29, 2011.

(2) Appointed President, Secretary, Treasurer, and Director on August 10, 2010, and resigned from such positions on March 29, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 10, 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 106,490,500 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares	Percent of
Title of Class	of Beneficial Owner	Owned Beneficially	Class Owned

Common Stock:	Eleazar Rivera (1)	74,473,000	69.9%

Common Stock	Neil Edwards (1)	31,917,000	29.9%

All executive officers and directors as a group (1 person)		106,390,000	99.9%

(1) c/o Alpha Network Alliance Ventures Inc., 11801 Pierce St., 2nd Floor, Riverside, California 92505.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 12, 2010, we offered and sold 31,390,000 shares of common stock to our then sole officer and director, William Tay, in consideration for services rendered to us, valued at $3,139.

On March 28, 2011, William Tay, then our sole officer, director and stockholder, entered into a Stock Purchase Agreement with Alpha Network Alliance Ventures Inc., a Delaware corporation, which was a private company which merged with us on December 28, 2011. Under the Stock Purchase Agreement, Mr. Tay offered and sold all 31,390,000 shares of common stock of the Company to Alpha Network Alliance Ventures Inc., which was controlled by Eleazar Rivera, our sole officer and director, and majority stockholder, and Neil Edwards, a holder of approximately 29.9% of our shares of common stock. Alpha Network Alliance Ventures Inc. paid $59,990 for the 31,390,000 shares.

On December 28, 2011, we merged with Alpha Network Alliance Ventures Inc., a Delaware corporation (the “Target Company”), effecting the acquisition of our current business and changed our name from “Daedalus Ventures, Inc.” to “Alpha Network Alliance Ventures Inc. At the time of merger, the Target Company was controlled by Eleazar Rivera, our sole officer and director, and majority stockholder, and Neil Edwards, a holder of approximately 29.9% of our shares of common stock. We paid 75,000,000 shares of our common stock as consideration for all of the issued and outstanding shares of common stock of the Target Company.

On June 1, 2011, Alpha Network Alliance Ventures Inc., a Delaware corporation, which was a private company which merged with us on December 29, 2011, entered into two Stockholder Loan Agreements with Eleazar Rivera, our sole officer and director, and majority stockholder. Under the first Stockholder Loan Agreement, Mr. Rivera loaned such company $275,175 for a term of one (1) year at no interest. Upon default of repayment, however, interest accrues at 6% per annum.. Under the second Stockholder Loan Agreement, Mr. Rivera loaned Alpha Network Alliance Ventures Inc $300,000 for a term of one (1) year at no interest. Upon default of repayment, however, interest accrues at 6% per annum. Therefore, as a result of our merger with Alpha Network Alliance Ventures Inc, we have an obligation to repay the debt held by Mr. Rivera under the Stockholder Loan Agreements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2011 and 2010 have been audited by GZTY CPA Group, LLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 25,100,500 shares of common stock at $0.15 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering.  We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

GZTY CPA Group, LLC, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

34

ALPHA NETWORK ALLIANCE VENTURES INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets – December 31, 2011	F-3

Income Statement – For the Year Ended December 31, 2011	F-4

Statement of Shareholders’ Equity – December 31, 2011	F-5

Statement of Cash Flows – For the Year Ended December 31, 2011	F-6

Notes to Financial Statements	F-7

Balance Sheets – June 30, 2012 (unaudited) and December 31, 2011	F-11

Statement of Operations – Three and six months ended June 30, 2012 and 2011 (unaudited)	F-12

Statements of Cash Flows – Six months ended June 30, 2012 and 2011 (unaudited) and for the period from March 24, 2011 (Inception) through June 30, 2012	F-14

Notes to Financial Statements (unaudited)	F-15

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Alpha Network Alliance Ventures Inc.

(A Development Stage Company)

Riverside, CA 92505

We have audited the accompanying balance sheet of Alpha Network Alliance Ventures Inc. (the “Company”) as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2011. The management of Alpha Network Alliance Ventures Inc. is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Network Alliance Ventures Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GZTY CPA GROUP, LLC

-------------------------

GZTY CPA GROUP, LLC

Metuchen, NJ 08840

March 28, 2012

F-2

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Company in the Development Stage)

BALANCE SHEET

December 31, 2011

December 31, 2011
ASSETS

Current Assets
Cash and cash equivalents	$22,215

Total Current Assets	22,215

Property and Equipment, net	435,171

TOTAL ASSETS	$457,386

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Due to related parties	618,313

TOTAL LIABILITIES	618,313

Stockholders' Equity

Common stock, par value $0.0001; 500,000,000 shares authorized, 106,390,000 shares issued and outstanding at December 31, 2011	10,639
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, none of them issued	—

Deficit accumulated during the development stage	(171,567)

TOTAL STOCKHOLDERS' EQUITY	$(160,928)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$457,386

See accompanying notes to financial statements.

F-3

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Company in the Development Stage)

INCOME STATEMENT

For the Year Ended December 31, 2011

March 24, 2011 (Inception) to December 31, 2011

Marketing Expense	12,637
G&A Expense	158,930
Total expense	171,567
Income from operation	(171,567)
Profit before tax	(171,567)
Income tax	—

Net income (loss)	(171,567)

Basic and diluted income per common share
Basic and Diluted	—

Weighted average number of common shares outstanding
Basic and Diluted	106,390,000

See accompanying notes to financial statements.

F-4

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Company in the Development Stage)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the Year Ended December 31, 2011

	UNIT: USD$

	Common shares		Paid In	Deficit accumulated during development
	Shares	Amount	Capital	stage	Total
March 24, 2011 (Inception)
Shares issued to shareholders	75,000,000	7,500	3,139		10,639
Reverse recapitalization	31,390,000	3,139	(3,139)	0	0
Net loss for the year				(171,567)	(171,567))
Balance - December 31, 2011	106,390,000	10,639	0	(171,567)	(160,928)

See accompanying notes to financial statements

F-5

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Company in the Development Stage)

STATEMENT OF CASH FLOWS

For the period from March 24, 2012 (Inception) through December 31, 2011

2011
Cash Flows From Operating Activities:
Net income	$(171,567)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,226
Net cash provided by (used in) operating activities	(163,341)

Cash flows from investing activities:
Addition to plant and equipment	(443,397)
Recapitalization Investment	10,639

Net cash provided by (used in) investing activities	(432,758)

Cash flows from financing activities:
Loan from related parties	618,313
Net cash provided by (used in) financing activities	618,313

Net increase (decrease) in cash and cash equivalents	22,215

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at ending of period	$22,215

See accompanying notes to financial statements.

F-6

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

NOTE 1 - ORGANIZATION AND DEVELOPMENT OF THE BUSINESS

Daedalus Ventures Inc., or “Daedalus”) was organized in the State of Delaware on August 12, 2010.

Alpha Network Alliance Ventures Inc. (or “Alpha Network”) was registered with the State of Delaware on March 24, 2011.

On June 1, 2011, Daedalus entered into an agreement and plan of merger with Alpha Network, a Delaware corporation. Pursuant to the agreement, on December 28, 2011, Alpha Network was merged with and into Daedalus, whereupon the separate existence of Alpha Network, ceased and Daedalus became a surviving company. Immediately upon the completion of the merger, Daedalus changed its name to Alpha Network Alliance Ventures Inc. (the “Company”).

The Company is focused on building and operating a social networking software application and other internet driven applications. The Company builds tools that enable users to connect, share, discover, and communicate with each other. The software application would also allow its users to post reviews and share shopping and fashion tips and opinions or to integrate their Websites. It also offers products that enable advertisers and marketers to engage with its users.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail its operations.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment at year-end consisted of:

Furniture and equipment	$49,265
Building	$150,000
Transportation equipment	$44,132
Accumulated depreciation	8,226
235,171
Land	200,000
Net Property and equipment	$435,171

F-8

NOTE 5 – RELATED PARTY TRANSACTION

Mr. Eleazar Rivera is a stockholder of the company, holding 70% or 74,473,000 shares. He lent to the company $618,313. Of this amount, $318,313 is designated as advances from stockholders, while $300,000 is designated as deposit for future share subscriptions. No subscribed shares are outstanding that cannot be legally issued until paid for.

NOTE 6 – STOCKHOLDERS’ EQUITY

The capital stock of the company consists of the following as of December 31, 2011:

1.	Authorized Capital Stock

Common - 500,000,000 shares with a par value of $0.0001

Preferred - 20,000,000 shares with a par value of $0.0001

2.	Issued and outstanding

Common - 106,390,000 shares with a par value of $0.0001

On June 1, 2011, Daedalus entered into an agreement and plan of merger with Alpha Network, a Delaware corporation. Pursuant to the agreement, on December 28, 2011, Alpha Network was merged with and into Daedalus, whereupon the separate existence of Alpha Network ceased and Daedalus became a surviving company. Immediately upon the completion of the merger, Daedalus changed its name to Alpha Network Alliance Ventures Inc. (the “Company”).

This transaction was accounted for as a reverse recapitalization in substance and achieved in the following steps:

On March 28, 2011, Mr. Neil Edwards and Mr. Eleazar Rivera, purchased through Alpha Network all the outstanding common shares of Daedalus from Mr. William Tay for a cash consideration of $59,990.

On June 1, 2011, Alpha Network and Daedalus entered into a merger agreement, where upon the separate existence of Alpha Netowrk shall cease and Daedalus shall be the surviving corporation. The merger agreement provides that each Alpha Network’s common stock be automatically converted into the right to receive one share in the surviving entity. Each share of ANAV and Daedalus immediately prior to the agreement effective time shall be cancelled.

On December 28, 2011, pursuant to the agreement and plan of merger dated June 1, 2011, the merger was consummated under Delaware corporate law. Immediately after the merger transaction, there were 106,390,000 outstanding shares of common stock of the surviving company. Upon the completion of the merger transaction, Daedalus Ventures Inc. changed its name to Alpha Network Alliance Ventures Inc.

F-9

In accordance with ASC 805-40 Reverse Acquisitions and Topic 12 of the Financial Reporting Manual of the Commission's Division of Corporate Finance, the merger between ANAV, the private operating company, and Daedalus, the public non-operating shell company, has resulted in the owners and management of ANAV acquiring actual voting and operating control of the company. The Commission's staff considers a public shell reverse acquisition to be a capital transaction in substance, rather than a business combination. For accounting purposes, in a transaction like the one herein referred, which is accounted for as either a reverse acquisition or reverse recapitalization, the legal acquire, ANAV, has been treated as the continuing reporting entity. Furthermore, this and future reports that should be filed after the reverse recapitalization will parallel the financial reporting required under accounting principles generally accepted in the United States of America ("GAAP" or "US GAAP"), as if ANAV, the accounting acquirer, were the legal successor in connection with the reporting obligation, as registrant, as of the date of the acquisition. ANAV, as the accounting acquirer, is considered, as of the date of the consummation of the reverse recapitalization transaction, to be our predecessor as a registrant. The assets and liabilities of ANAV have been brought forward at their book value and no goodwill has been recognized.

NOTE 7 – GENERAL AND ADMINISTRATIVE EXPENSE

The Company’s G&A expense for the year ended December 31, 2011 are broken down as follows:

Professional & Consulting Fee	85,373
Office rent, Maintenance & Communication	51,376
Depreciation	8,226
Miscellaneous	13,955
158,930

NOTE 8 – SUBSEQUENT EVENTS

On March 1, 2012, the Board of Directors approved the amendment to the Articles of Incorporation approving the increase in the Authorized Shares of the two (2) classes of the shares of stock, which the corporation has the right to issue Ten Billion (10,000,000,000) shares with a par value of $0.0001 as follows:

1.	Common shares – From 500,000,000 shares to 8,000,000,000 shares
2.	Preferred shares – from 20,000,000 shares to 2,000,000,000 shares

The amendment will be filed with the Office of the Secretary of State of Delaware.

F-10

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

	June 30, 2012	December 31
	(Unaudited)	2011
ASSETS
Cash and cash equivalents	$8,486	$22,215
Property and Equipment, net	422,831	435,171

Total Assets	431,317	457,386

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
Due to Related Parties	621,813	618,313

Total Liabilities	621,813	618,313

Stockholder's Equity
Common stock $0.0001 par value; 8,000,000,000 shares authorized at June 30, 2012, 106,490,500 and 106,390,000 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	10,649	10,639
Preferred Stock, $0.0001 par value, 2,000,000,000 shares authorized but none issued at June 30, 2012 and December 31, 2011
Paid-in Capital in Excess of Par	10,040
Deficit accumulated during the development stage	(211,185)	(171,567)

Total Stockholder's Deficiency	(190,496)	(160,928)

Total Liabilities and Stockholder's Deficiency	$431,317	$457,385

See accompanying notes to financial statements.

F-11

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

				March 24, 2011
				(Inception)
	Six Months Ended		Year ended	Through
	June 30,		December 31, 2011	June 30, 2012
	2012	2011
Revenues	-	-	-	-

Expenses
Marketing Expense	3,067	620	12,637	13,153
General and Administrative Expense	36,552	56,739	158,930	198,033
Total Expenses	39,619	56,359	171,567	211,186

Loss before Income taxes	(39,619)	(57,359)	(171,567)	(211,186)

Income Taxes	-	-	-	-

Net Loss	(39,619)	(57,359)	(171,567)	(211,186)

See accompanying notes to financial statements.

F-12

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS’ EQUITY

				Deficit
				accumulated
			Additional	during the
	Common shares		paid in	development
	Shares	Amount	capital	stage	Total

Balance - March 24, 2011 (Inception)	75,000,000	7,500	3,139		10,639
Reverse recapitalization	31,390,000	3,139	(3,139)
Net loss for the year				(171,567)	(171,567)

Balance - December 31, 2011	106,390,000	10,639	0	(171,567)	(160,928)
Net loss for the Period				(39,619)	(39,619)
Issuance of Common Stocks to New Stockholders	100,500	10	10,040		10,050
Balance - June 30, 2012	106,490,500	10,649	10,040	(211,186)	(190,497)

See accompanying notes to financial statements

F-13

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

				March 24, 2011
	For the Six Months Ended		For the Year	(Inception)
	June 30		Ended	Through
	2012	2011	December 31, 2011	June 30, 2012
Cash Flows from Operating Activities
Net Loss	$(39,619)	$(57,359)	$(171,567)	$(211,186)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,340	-	8,226	20,566
Net Cash Used in Operating Activities	(27,279)	(57,359)	(163,341)	(190,620)

Cash Flows from Investing Activities
Property and Equipment acquisition	-	-	(443,397)	(443,397)
Net Cash Provided by (Used in) Investing Activities	-	-	(443,397)	(443,397)

Cash Flows from Financing Activities
Deposit for future subscription	-	-	-	300,000
Cash Due to Related Parties	3,500	96,881	618,313	321,814
Cash Proceeds from Sale of Common Stock	10,050	7,500	10,639	20,689
Net Cash Provided by (Used in) Financing Activities	13,550	104,381	628,952	642,503

Net Change in Cash	(13,729)	47,022	22,215	8,486

Cash - Beginning of Period	22,215	-	-	-

Cash - End of Period	$8,486	$47,022	$22,215	$8,486

Cash Paid During the Period for:
Interest	$-	$-	$-	$-
Income Taxes	$-	$-	$-	$-

See accompanying notes to financial statements.

F-14

ALPHA NETWORK ALLIANCE VENTURES, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012

NOTE 1 - ORGANIZATION AND DEVELOPMENT OF THE BUSINESS

Daedalus Ventures, Inc. (or “Daedalus”) was organized in the State of Delaware on August 12, 2010.

In December 2011 the Company completed a merge with Alpha Network Alliance Ventures Inc. Immediately upon the completion of the merger, Daedalus changed its name to Alpha Network Alliance Ventures Inc. (the “Company”).

The Company is focused on building and operating a social networking software application and other internet driven applications. The company builds tools that enable users to connect, share, discover, and communicate with each other. The software application would also allow its users to post reviews and share shopping and fashion tips and opinions or to integrate their Websites. It also offers products that enable advertisers and marketers to engage with its users.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 - “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

F-15

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue it does obtain is insufficient to cover any operating loss it may incur, it may substantially curtail its operations.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment at quarter-end consisted of:

	June 30,	Dec 31,
	2012	2011

Furniture & Equipment	49,265	49,265
Building	150,000	150,000
Transportation Equipment	44,132	44,132
Subtotal	243,397	243,397
Less: Accumulated Depreciation	20,566	8,226
Land	200,000	200,000
Total plant, property and equipment, net	422,831	435,171

NOTE 5 – RELATED PARTY TRANSACTION

Mr. Eleazar Rivera is a stockholder of the company, holding 70% or 74,473,000 shares. He lent to the company $618,313. Of this amount, $318,313 is designated as advances from stockholders, while $300,000 is designated as deposit for future share subscriptions. No subscribed shares are outstanding that cannot be legally issued until paid for.

NOTE 6 – STOCKHOLDERS’ EQUITY

The capital stock of the company consists of the following as of June 30, 2012:

1.	Authorized Capital Stock

Common shares – 8,000,000,000 shares.

Preferred shares – 2,000,000,000 shares.

2.	Issued and outstanding

Common stock – 106,490,500 shares with a par value of $0.0001.

F-16

NOTE 7 – GENERAL AND ADMINISTRATIVE EXPENSE

The Company’s General and Administrative expense for the six months ended June 30, 2012 and for the period from inception (March 24, 2012) through June 30, 2012 are as follows:

		March 24, 2011
		(Inception)
	Six Months Ended	Through
	June 30, 2012	June 30, 2012
G & A Expenses

Professional & Consulting Fee	$14,180	$11,900
Office rent, Maintenance & Communication	1,649	6,302
Depreciation expense	6,170
Miscellaneous	6,488	12,562
Taxes		1,687
Gift Expenses		7,039
Total G & A Expense	$28,487	$39,491

F-1

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

ALPHA NETWORK ALLIANCE VENTURES INC.

25,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY ALPHA NETWORK ALLIANCE VENTURES INC.

1.866,440 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

2

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Amount
Item	(US$)
SEC Registration Fee	$431
Transfer Agent Fees	1,000
Legal Fees	10,000
Accounting Fees	3,000
Printing Costs	100
Miscellaneous	410
TOTAL	$14,941

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under General Corporation Law of the State of Delaware to indemnify its directors and officers to the extent provided in such statute. The Registrant’s Articles of Incorporation provide that the Registrant shall indemnify each of its executive officers and directors against liabilities imposed upon them (including reasonable amounts paid in settlement) and expenses incurred by them in connection with any claim made against them or any action, suit or proceeding to which they may be a party by reason of their being or having been a director or officer of the Registrant.

The provisions of the General Corporation Law of the State of Delaware that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

On August 12, 2010, we offered and sold 31,390,000 shares of common stock to our then sole officer and director, William Tay, in consideration for services rendered to us, valued at $3,139. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Between April 11 and April 26, 2012, we offered and sold an aggregate of 100,500 shares of common stock, at a purchase price of $0.10 per share, to 9 persons, all of whom are registering their shares for resale in this Registration Statement on Form S-1, for aggregate proceeds of $10,050. The offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
2.1	Agreement and Plan of Merger dated June 1, 2011 by and between Registrant and Alpha Network Alliance Ventures Inc. (1)
3.1.1	Certificate of Incorporation of Registrant (2)
3.1.2	Certificate of Merger (3)
3.1.3	Certificate of Amendment to Articles of Incorporation (3)
3.2	Bylaws (2)
4.1	Specimen Stock Certificate (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Loan Agreement dated June 1, 2012 by and between Eleazar Rivera and Registrant (3)
10.2	Form of Stock Subscription of Selling Stockholders (3)
10.3	Form of Supplemental Subscription Agreement of Selling Stockholders (3)
10.4	Loan Agreement dated June 1, 2012 by and between Eleazar Rivera and Registrant (4)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of GZTY CPA Group, LLC

_____________

(1)	Incorporated by reference to the Registrant’s Form 8-K (File No. 000-54126) filed with the Commission on June 13, 2011.
(2)	Incorporated by reference to the Registrant’s Form 10 (File No. 000-54126) filed with the Commission on September 23, 2010.
(3)	Incorporated by reference to the Registrant’s Form S-1 (File No. 333-182596) filed with the Commission on July 10, 2012.
(4)	Incorporated by reference to the Registrant’s Amendment No. 1 to Form S-1 (File No. 333-182596) filed with the Commission on September 20, 2012.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-2

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Riverside, California, on the 5th day of November, 2012.

ALPHA NETWORK ALLIANCE VENTURES INC. (Registrant)

By:	/s/ Eleazar Rivera
Name:	Eleazar Rivera
Title:	President, Secretary and Treasurer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eleazar Rivera, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Alpha Network Alliance Ventures Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Eleazar Rivera	President, Secretary, Treasurer and Director (Principal Executive Officer and Principal	November 5, 2012
Eleazar Rivera	Financial and Accounting Officer)

II-4

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger dated June 1, 2011 by and between Registrant and Alpha Network Alliance Ventures Inc. (1)
3.1.1	Certificate of Incorporation of Registrant (2)
3.1.2	Certificate of Merger (3)
3.1.3	Certificate of Amendment to Articles of Incorporation (3)
3.2	Bylaws (2)
4.1	Specimen Stock Certificate (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Loan Agreement dated June 1, 2012 by and between Eleazar Rivera and Registrant (3)
10.2	Form of Stock Subscription of Selling Stockholders (3)
10.3	Form of Supplemental Subscription Agreement of Selling Stockholders (3)
10.4	Loan Agreement dated June 1, 2012 by and between Eleazar Rivera and Registrant (4)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of GZTY CPA Group, LLC

_____________

(1)	Incorporated by reference to the Registrant’s Form 8-K (File No. 000-54126) filed with the Commission on June 13, 2011.
(2)	Incorporated by reference to the Registrant’s Form 10 (File No. 000-54126) filed with the Commission on September 23, 2010.
(3)	Incorporated by reference to the Registrant’s Form S-1 (File No 333-182596) filed with the Commission on July 10, 2012.
(4)	Incorporated by reference to the Registrant’s Amendment No. 1 to Form S-1 (File No. 333-182596) filed with the Commission on September 20, 2012.

5